Exhibit 1.1

                            GATX CAPITAL CORPORATION

                                  $500,000,000

                           Medium-Term Notes, Series F

                             DISTRIBUTION AGREEMENT

                                                               ___________, 1999

Morgan Stanley & Co. Incorporated
1585 Broadway, Second Floor
New York, New York 10036

Salomon Brothers Inc
7 World Trade Center
New York, New York 10048

Chase Securities Inc.
270 Park Avenue, 8th Floor
New York, New York 10017-2070

Warburg Dillon Read
677 Washington Boulevard
Stamford, CT 06901

Ladies and Gentlemen:

            GATX Capital Corporation, a Delaware corporation (the "Company"), confirms its agreement with you with respect to the issue and sale by the Company of up to $500,000,000 aggregate principal amount of its Medium-Term Notes, Series F Due Nine Months to 30 Years from Date of Issue (the "Notes"). The Notes are to be issued under an indenture dated as of July 31, 1989, as supplemented and amended by supplemental indentures dated as of December 18, 1991, January 2, 1996 and October 14, 1997 (collectively, the "Indenture"), between the Company and Chase Manhattan Bank and Trust Company, National Association (the "Trustee") and will bear interest, if any, at rates and will have the terms to be provided in a supplement to the Basic Prospectus referred to below. The terms "supplement" and "amendment" or "amend" as used in this Agreement shall include all documents filed by the Company with the Securities and Exchange Commission (the "Commission") subsequent to the date of the Basic Prospectus pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are deemed to be incorporated by reference in the Prospectus.

            Subject to the reservation by the Company of the right to sell Notes directly to investors on its own behalf, the Company hereby appoints you as its agents (the "Agents") for the purpose of soliciting and receiving offers to purchase the Notes from the Company by others and, so long as this Agreement shall remain in effect with respect to any Agent, on the basis of the representations and warranties contained herein, but subject to the terms and conditions herein set forth, the Company agrees that if and whenever the Company determines to sell Notes directly to any Agent as principal for resale to others it will enter into a terms agreement relating to each such sale as defined in and in accordance with the provisions of Section 2(b) hereof (a "Terms Agreement"). The Company may from time to time offer Notes for sale otherwise than through the Agents; provided, however, that (i) so long as this Agreement shall remain in effect, the Company
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shall not solicit or accept offers to purchase Notes through any agent other than the Agents unless such other agent shall have entered into an agreement with the Company containing terms substantially the same as those set forth in this Agreement, and (ii) promptly following the acceptance by the Company of any offer to purchase Notes through any other such agent, the Company shall provide the Agents with notice in writing or by telecopy of the terms of such sale. In acting under this agreement and in connection with the sale of any Notes by the Company (other than Notes sold to an Agent pursuant to a Terms Agreement), each Agent is acting solely as agent of the Company and does not assume any obligation towards or relationship of agency or trust with any purchaser of the Notes or assume any obligation towards, or any liability as the result of any act or failure to act of, the other Agents.

            1. Representations and Warranties. The Company represents and warrants to, and agrees with, the Agents as of the Commencement Date (as defined below), as of each date on which an Agent solicits offers to purchase Notes, as of each date on which the Company accepts an offer to purchase Notes including any purchase by an Agent as principal, pursuant to a Terms Agreement or otherwise, as of each date the Company issues and sells Notes, and as of each date the Registration Statement (as defined below) or the Basic Prospectus (as defined below) is amended or supplemented, as follows (it being understood that such representations, warranties and agreements shall be deemed to relate to the Registration Statement, the Basic Prospectus and the Prospectus (as defined below), each as amended and supplemented to each such date):

                  (a) The Company meets the requirements for use of Form S-3 under the Securities Act of 1933, as amended (the "Securities Act"), and has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (Registration No. 333-__________) and such registration statement has become effective for the registration under the Securities Act of the Notes. Such registration statement including the exhibits thereto, is hereinafter called the "Registration Statement." The Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act") and the Company has duly authorized the issuance of the Notes. The Registration Statement meets the requirements set forth in Rule 415(a)(1)(x) under the Securities Act and complies in all other material respects with said Rule. The Company proposes to file with the Commission from time to time, pursuant to Rule 424 under the Securities Act, supplements to the prospectus relating to the Registration Statement that will, among other things, describe certain terms of the Notes. The prospectus in the form in which it is first filed pursuant to Rule 424(b) under the Securities Act is called the Basic Prospectus. The term "Prospectus" means the Basic Prospectus together with any amendments thereto and any prospectus supplements (a "Prospectus Supplement") as filed with, or included for filing with, the Commission pursuant to Rule 424 under the Securities Act. Any reference herein to the Registration Statement, Basic Prospectus and Prospectus shall be defined to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 filed under the Securities Act.

                  (b) The Registration Statement has become effective, no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

                  (c) (i) Each document if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the rules and regulations of the Commission thereunder and will be timely filed as required thereby, (ii) each part of the Registration Statement, when such part became effective, did not contain and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable,
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                                                                               3


will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (iv) the Registration Statement and the Prospectus do not and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that (A) the representations and warranties set forth in this Section 1(c) do not apply (x) to statements or omissions in the Registration Statement or the Prospectus based upon information concerning the Agents furnished to the Company in writing by the Agents expressly for use therein or (y) to that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Trustee and (B) the representations and warranties set forth in clauses (iii) and (iv) above, when made as of the Commencement Date or as of any date on which an Agent solicits offers to purchase Notes or on which the Company accepts an offer to purchase Notes, shall be deemed not to cover information concerning an offering of particular Notes to the extent such information will be set forth in a Prospectus Supplement.

                  (d) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, considered as one enterprise.

                  (e) Each subsidiary of the Company that is a "significant subsidiary" as defined in Rule 405 of Regulation C promulgated pursuant to the Securities Act (a "Significant Subsidiary") has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, considered as one enterprise.

                  (f) Each of this Agreement and any applicable Terms Agreement has been duly authorized by the Company and is a valid and binding agreement of the Company, except as rights to indemnity hereunder or thereunder may be limited under applicable law. Each of this Agreement and any applicable Written Terms Agreement (as defined in Section 2(b)) has been duly executed and delivered.

                  (g) The Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized, executed and delivered by the Company, is a valid and binding agreement of the Company, enforceable in accordance with its respective terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditor's rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

                  (h) The forms of Notes have been duly authorized and, when the Notes have been executed and authenticated in accordance with the provisions of the Indenture and delivered to and duly paid for by the purchasers thereof, they will conform to the descriptions thereof in the Prospectus, will be entitled to the benefits of the Indenture and will be valid and legally binding obligations of the Company, enforceable in accordance with their terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting
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creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

                  (i) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, the Indenture, the Notes and any applicable Terms Agreement will not contravene any provision of applicable law or the certificate of incorporation or bylaws of the Company or any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, considered as one enterprise, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and, to the best of the Company's knowledge, no consent, approval or authorization of any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, the Indenture, the Notes or any applicable Terms Agreement, except such as may be required by the Securities Act, the Exchange Act, the Trust Indenture Act or the securities or Blue Sky laws of the various states in connection with the offer and sale of the Notes.

                  (j) There has not been any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, considered as one enterprise, from that set forth in the Prospectus.

                  (k) There are no legal or governmental proceedings pending or to the best of the Company's knowledge, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or, to the best of the Company's knowledge, any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement that are not described or filed as required.

                  (l) Each of the Company and each of its Significant Subsidiaries has all necessary consents, authorizations, approvals, orders, certificates and permits of and from, and has made all declarations and filings with, all federal state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Prospectus, as then amended or supplemented, except to the extent that the failure to obtain or file would not have a material adverse effect on the Company and its subsidiaries, considered as one enterprise.

            2. Solicitations as Agents; Purchases as Principal.

                  (a) Solicitations as Agents. In connection herewith, each Agent will use its best efforts to solicit offers to purchase Notes upon the terms and conditions set forth in the Prospectus as then amended or supplemented.

            The Company reserves the right, in its sole discretion, to instruct the Agents to suspend at any time, for any period of time or permanently, the solicitation of offers to purchase the Notes. Upon receipt of telephonic notice confirmed in writing from the Company, the Agents will forthwith suspend solicitations of offers to purchase Notes from the Company until such time as the Company has advised them that such solicitation may be resumed. During the period of time that such solicitation is suspended, the Company shall not be required to deliver any certificates, opinions or letters in accordance with
Section 5; provided that if the Registration Statement or the Prospectus is amended or supplemented (other than by an amendment or supplement providing solely for a change in interest rates, redemption provisions or maturities offered on the Notes or for
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a change deemed immaterial in the reasonable opinion of the Agents), the Agents shall not be required to resume soliciting offers to purchase Notes until the Company has delivered such certificates, opinions or letters as reasonably requested by any Agent.

            The Company agrees to pay each Agent, as consideration for the sale of each Note resulting from a solicitation made by such Agent, a commission in the form of a discount from the purchase price of each Note equal to between
 .125% and .750% of the principal amount of such Note as more fully set forth in Exhibit A hereto. The Agents are authorized to solicit offers to purchase Notes only in principal amounts of $100,000 or any amount in excess thereof that is a whole multiple of $1,000. Each Agent shall communicate to the Company, orally or in writing, each offer to purchase Notes that should, in the reasonable judgment of such Agent, be considered by the Company. The Company shall have the sole right to accept offers to purchase Notes and may reject any such offer in whole or in part. Each Agent shall have the right to reject in whole or in part, in its discretion reasonably exercised, any offer received by it to purchase the Notes, and any such rejection shall not be deemed a breach of its agreements contained herein.

                  (b) Purchases as Principal. If requested by an Agent in connection with a sale of Notes directly to such Agent as principal for its own account, the Company will enter into a separate Terms Agreement that will provide for the sale of such Notes to and the purchase by such Agent in accordance with the terms of this Agreement and the Terms Agreement. Each Terms Agreement shall take the form of either (i) a written agreement substantially in the form of Exhibit B hereto or in the form of an exchange of any form of written telecommunication between such Agent and the Company (any such written agreement hereinafter a "Written Terms Agreement") or (ii) an oral agreement between such Agent and the Company confirmed in writing by such Agent to the Company. Such Agent's commitment to purchase Notes as principal, whether pursuant to a Terms Agreement or otherwise, shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth. Each agreement by an Agent to purchase Notes as principal (whether or not set forth in a Terms Agreement) shall specify the principal amount of Notes to be purchased by such Agent pursuant thereto, the maturity date thereof, the price to be paid to the Company for such Notes, the interest rate or interest rate formula, if any, applicable to such Notes and any other terms of such Notes. Each agreement shall also specify any requirements for officers' certificates, opinions of counsel and letters from the independent public accountants of the Company. Each Terms Agreement shall specify the time and place of delivery of and payment for such Notes. Unless otherwise specified in a Terms Agreement, the procedural details relating to the issue and delivery of Notes purchased by an Agent as principal and the payment therefor shall be as set forth in the Procedures (as defined below). Each date of delivery of and payment for Notes to be purchased by an Agent as principal, whether pursuant to a Terms Agreement or otherwise, is referred to herein as a "Settlement Date."

                  (c) Procedures. Each of the Agents and the Company agree to perform the respective duties and obligations specifically provided to be performed by them in the Medium-Term Notes, Series F Administrative Procedures (attached hereto as Exhibit C) (the "Procedures"), as amended from time to time. The Procedures may be amended only by written agreement of the Company and the Agents.

                  (d) Delivery. The documents required to be delivered by
Section 4 of this Agreement shall be delivered at the office of Pillsbury Madison & Sutro LLP, not later than 3:00 P.M. San Francisco time on the date hereof, or at such other time as the Agents and the Company may agree upon in writing, but in no event later than the day prior to the earlier of (i) the date on which the Agents begin soliciting offers to purchase Notes and (ii) the first date on which
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the Company accepts any offer by an Agent to purchase Notes as principal. The date of delivery of such documents is referred to herein as the "Commencement Date."

                  (e) Obligations Several. The Company acknowledges that the obligations of the Agents under this Agreement are several and not joint.

            3. Agreements. The Company agrees with each Agent that:

                  (a) Prior to the termination of the offering of the Notes pursuant to this Agreement or any Terms Agreement, the Company will not file any Prospectus Supplement relating to the Notes or any amendment to the Registration Statement unless the Company has previously furnished to each Agent a copy thereof for its review and will not file any such proposed amendment or supplement to which any Agent reasonably objects; provided that (i) the foregoing requirement shall not apply to any of the Company's periodic filings with the Commission required to be filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, which filings the Company will cause to be timely filed with the Commission and copies of which filings the Company will cause to be delivered to each Agent promptly after being mailed for filing with the Commission and (ii) any Prospectus Supplement that merely sets forth the terms or a description of particular Notes shall only be reviewed and approved by the Agent or Agents offering such Notes. Subject to the foregoing sentence, the Company will promptly cause each Prospectus Supplement to be filed with or transmitted for filing to the Commission in accordance with Rule 424(b) under the Securities Act. The Company will promptly advise each Agent (a) of the filing of any amendment or supplement to the Basic Prospectus (except that the filing of an amendment or supplement to the Basic Prospectus that merely sets forth the terms or a description of particular Notes shall only be notified to the Agent or Agents offering such Notes), (b) of the filing and effectiveness of any amendment to the Registration Statement, (c) of any request by the Commission for any amendment of the Registration Statement or any amendment of or supplement to the Basic Prospectus or for any additional information, (d) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (e) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or notice of suspension of qualification and, if issued, to obtain as soon as possible the withdrawal thereof. If the Basic Prospectus is amended or supplemented as a result of the filing under the Exchange Act of any document incorporated by reference in the Prospectus, the Agents shall not be obligated to solicit offers to purchase Notes so long as they are not reasonably satisfied with such document.

                  (b) If, at any time when a prospectus relating to the Notes is required to be delivered under the Securities Act, any event occurs or condition exists as a result of which (i) the Registration Statement or the Prospectus as then amended or supplemented would include an untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein in the light of the circumstances when the Prospectus, as then amended or supplemented, is delivered to a purchaser, not misleading, or (ii) if, in the opinion of the Agents or in the opinion of the Company, it is necessary at any time to amend or supplement the Registration Statement or the Prospectus, as then amended or supplemented, to comply with applicable law, the Company will immediately notify each Agent by telephone (with confirmation in writing) to suspend solicitation of offers to purchase Notes and, if so notified by the Company, each Agent shall forthwith suspend such solicitation and cease using the Prospectus as then amended or supplemented. If the Company shall decide to amend or supplement the Registration Statement or Prospectus as then amended or supplemented, it shall so advise the Agents promptly by telephone (with confirmation in writing) and, at its expense, shall prepare and cause to be filed promptly with
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the Commission an amendment or supplement to the Registration Statement or
Prospectus as then amended or supplemented that will correct such statement or omission or effect such compliance and will supply such amended or supplemented Prospectus to each Agent in such quantities as such Agent may reasonably request. If such amendment or supplement, and any documents, certificates and opinions furnished to the Agents pursuant to paragraph (f) below and Sections 5(a), 5(b) and 5(c) in connection with the preparation or filing of such amendment or supplement, are satisfactory in all respects to each Agent, upon the filing of such amendment or supplement with the Commission or effectiveness of an amendment to the Registration Statement, such Agent will resume the solicitation of offers to purchase Notes hereunder. Notwithstanding any other provision of this Section 3(b), until the distribution of any Notes an Agent may own as principal has been completed, if any event described above in this paragraph (b) occurs, the Company will, at its own expense, forthwith prepare and cause to be filed promptly with the Commission an amendment or supplement to the Registration Statement or Prospectus as then amended or supplemented, satisfactory in all respects to such Agent, and will supply such amended or supplemented Prospectus to such Agent in such quantities as such Agent may reasonably request. If such amendment or supplement and any documents, certificates, opinions and letters furnished to each Agent pursuant to paragraph
(f) below and Sections 5(a), 5(b) and 5(c) in connection with the preparation and filing of such amendment or supplement are satisfactory in all respects to such Agent, upon the filing of such amendment or supplement with the Commission or effectiveness of an amendment to the Registration Statement, such Agent may resume its resale of Notes as principal.

                  (c) The Company will make generally available to its security holders and to each Agent as soon as practicable earnings statements that satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder covering the twelve month periods beginning, in each case, not later than the first day of the Company's fiscal quarter next following the "effective date" (as defined in Rule 158 under the Securities Act) of the Registration Statement with respect to each sale of Notes. If such fiscal quarter is the last fiscal quarter of the Company's fiscal year, such earnings statement shall be made available not later than 90 days after the close of the period covered thereby and in all other cases shall be made available not later than 45 days after the close of the period covered thereby.

                  (d) The Company will furnish to each Agent without charge two signed copies of the Registration Statement and all amendments thereto, including exhibits and any documents incorporated by reference therein, and during the period mentioned in Section 3(b) above, as many copies of the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto as each Agent may reasonably request.

                  (e) The Company will qualify the Notes for offer and sale under the securities or Blue Sky laws of such jurisdictions as each Agent shall reasonably request and will pay all reasonable expenses (including fees and disbursements of counsel) in connection with such qualification and in connection with the determination of the eligibility of the Notes for investment under the laws of such jurisdictions as each Agent may designate, provided that the Company shall not be obligated to so qualify the Notes if such qualification requires it to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified.

                  (f) During the term of this Agreement, the Company shall furnish to each Agent such relevant documents and certificates of officers of the Company relating to the business, operations and affairs of the Company, the Registration Statement, the Basic Prospectus, any amendments or supplements thereto, the Indenture, the Notes, this Agreement, the Procedures, any Terms Agreement and the performance by the Company of its obligations hereunder or thereunder as each Agent may from time to time reasonably request and shall notify each Agent
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promptly in writing of any downgrading or of its receipt of any notice of (A)
any intended or potential downgrading or (B) any review or possible change that does not indicate the direction of a possible change in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.

                  (g) The Company will, whether or not any sale of Notes is consummated, pay all expenses incident to the performance of its obligations under this Agreement and any Terms Agreement, including: (i) the preparation and filing of the Registration Statement and the Prospectus and all amendments and supplements thereto; (ii) the preparation, issuance and delivery of the Notes;
(iii) the fees and disbursements of the Company's counsel and accountants and of the Trustee and its counsel; (iv) the qualification of the Notes under securities or Blue Sky laws in accordance with the provisions of Section 3(e), including filing fees and the reasonable fees and disbursements of the Agents' counsel in connection therewith and in connection with the preparation of any Blue Sky memoranda ("Blue Sky Memoranda"); (v) the printing and delivery to each Agent in quantities as hereinabove stated of copies of the Registration Statement and all amendments thereto, and of the Basic Prospectus and any amendments or supplements thereto; (vi) the printing and delivery to each Agent of copies of the Indenture and any Blue Sky Memoranda; (vii) any fees charged by rating agencies for the rating of the Notes; (viii) any reasonable out-of-pocket expenses incurred by such Agent with the approval of the Company; (ix) the fees and expenses, if any, incurred with respect to any filing with the National Association of Securities Dealers, Inc. and (x) the reasonable fees and disbursements of counsel for the Agents incurred in connection with the offering and sale of the Notes, including any opinions to be rendered by such counsel hereunder.

                  (h) Between the date of any agreement by an Agent to purchase Notes as principal and the Settlement Date with respect to such agreement, the Company will not, without the prior consent of each Agent, offer, sell, contract to sell or otherwise dispose of any debt securities of the Company substantially similar to the Notes (other than (i) the Notes that are to be sold pursuant to such agreement, (ii) Notes previously agreed to be sold by the Company and (iii) commercial paper issued in the ordinary course of business), except as may otherwise be provided in any such agreement.

            4. Conditions of the Obligations of the Agents. Each Agent's obligation to solicit offers to purchase the Notes as agent of the Company, each Agent's obligation to purchase Notes as principal pursuant to any Terms Agreement or otherwise and the obligation of any other purchaser to purchase Notes will be subject to the accuracy of the representations and warranties on the part of the Company herein, to the accuracy of the statements of the Company's officers made in each certificate furnished pursuant to the provisions hereof prior to or concurrently with any such solicitation or purchase, to the performance and observance by the Company of all covenants and agreements herein contained on its part to be performed and observed (in the case of an Agent's obligation to solicit offers to purchase Notes, at the time of such solicitation, and, in the case of an Agent's or any other purchaser's obligation to purchase Notes, at the time the Company accepts the offer to purchase such Notes and at the time of purchase) and (in each case) to the following additional conditions precedent when and as specified below:

                  (a) Prior to such solicitation or purchase, as the case may be,

                        (i) There shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations, of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus, as amended or supplemented
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      at the time of such solicitation or at the time such offer to purchase was made that in the reasonable judgment of the relevant Agent or such purchaser, as the case may be, is material and adverse and that makes it, in the reasonable judgment of such Agent or such purchaser, impracticable to market the Notes on the terms and in the manner contemplated in the Prospectus as so amended or supplemented;

                        (ii) There shall not have occurred any (A) suspension or material limitation of trading generally on or by, as the case may be, the New York Stock Exchange, the American Stock Exchange, the Nasdaq National Market, the Chicago Board Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade; (B) suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (C) declaration of a general moratorium on commercial banking activities in New York by either federal or New York state authorities; or
      (D) any outbreak or escalation of any hostilities or any change in financial markets or any calamity or crisis that, in the reasonable judgment of the relevant Agent or such purchaser, as the case may be, is material and adverse and, in the case of any of the events described in clauses (ii)(A) through (D), such event, singly or together with any other such event, makes it, in the reasonable judgment of such Agent or such purchaser, as the case may be, impracticable to market the Notes on the terms and in the manner contemplated by the Prospectus, as amended or supplemented at the time of such solicitation or at the time such offer to purchase was made;

                        (iii) There shall not have occurred any downgrading, nor shall any notice have been given of (A) any intended or potential downgrading or (B) any review or possible change that does not indicate the direction of a possible change, in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act;

(A) except, in each case described in paragraph (i), (ii) or (iii) above, as disclosed to the relevant Agent in writing by the Company prior to such solicitation or, in the case of a purchase of Notes, as disclosed to the relevant Agent or such purchaser, as the case may be, before the offer to purchase such Notes was made or (B) unless in each case described in (ii) above, the relevant event shall have occurred and been known to the relevant Agent prior to such solicitation or, in the case of a purchase of Notes, to the relevant Agent or such purchaser, as the case may be, before the offer to purchase such Notes was made.

            The Company acknowledges that no Agent shall have any duty or obligation to exercise the judgment described in paragraphs (i), (ii) and (iii) above on behalf of any purchaser of Notes other than such Agent.

                  (b) On the Commencement Date and, if called for by any agreement by an Agent to purchase Notes as principal, on the corresponding Settlement Date, the relevant Agents shall have received:

                        (i) The opinion, dated as of such date, of Thomas C. Nord, Vice President and General Counsel for the Company (or other counsel to the Company acceptable to the Agents), to the effect that:

                              (A) The Company has been duly incorporated, is
            validly existing as a corporation in good standing under the laws of the State of Delaware and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or the ownership and leasing of its properties requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, considered as one enterprise.

                              (B) Each Significant Subsidiary has been duly
            incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or the ownership or leasing of its property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, considered as one enterprise.

                              (C) Each of the Company and its subsidiaries has
            all necessary consents, authorizations, approvals, orders, certificates and permits of and from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Prospectus, as amended or supplemented, except to the extent that the failure to obtain or file would not have a material adverse effect on the Company and its subsidiaries, considered as one enterprise.

                              (D) The Indenture has been duly authorized,
            executed and delivered by the Company, is a valid and binding agreement of the Company, enforceable in accordance with its terms, and has been duly qualified under the Trust Indenture Act.

                              (E) The form of fixed rate note and the form of
            floating rate note have been duly authorized and established in conformity with the provisions of the Indenture and when the Notes have been executed and authenticated by the Trustee or its duly appointed agents in accordance with the provisions of the Indenture and delivered to and duly paid for by the purchasers thereof, they will be valid and legally binding obligations of the Company, enforceable in accordance with their terms and will be entitled to the benefits of the Indenture.

                              (F) Each of this Agreement and any applicable
            Terms Agreement has been duly authorized by the Company and each of this Agreement and any Written Terms Agreement has been duly executed and delivered by the Company.

                              (G) The execution and delivery by the Company of,
            and the performance by the Company of its obligations under, this Agreement, the Indenture, the Notes and any applicable Terms Agreement will not contravene any provision of applicable law or the certificate of incorporation or bylaws of the Company or any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, considered as one enterprise, or, to the best of such counsel's knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval or authorization of any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, the Indenture, the Notes or any applicable Terms Agreement, except such as are specified and have been obtained and such as may be required by the Securities Act, the Exchange Act, the Trust Indenture Act or the securities or Blue Sky laws of the various states in connection with the offer and sale of the Notes.

                              (H) The statements (1) in the Prospectus under the
            captions "Description of Notes" and "Plan of Distribution"; (2) in "Item 3--Legal Proceedings" of the Company's most recent annual report on Form 10-K incorporated by reference in such Prospectus and
            (3) in Item 15 of the Registration Statement, as amended or supplemented, and in each case insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein.

                              (I) To the best of such counsel's knowledge, after
            due inquiry, there are no legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that is required to be described in the Registration Statement or the Prospectus, as amended or supplemented, and is not so described, or of any statute, regulation, contract or other document that is required to be described in the Registration Statement or the Prospectus, as amended or supplemented, or to be filed as an exhibit to the Registration Statement or the Prospectus, as amended or supplemented, or to be filed as an exhibit to the Registration Statement that is not described or filed as required.

                              (J) Such counsel (1) is of the opinion that each
            document, if any, filed pursuant to the Exchange Act (except as to financial statements and schedules, as to which such counsel need not express any opinion and except for that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification of the Trustee on Form T-1) and incorporated by reference in the Registration Statement and the Prospectus, as amended or supplemented, complied when so filed as to form in all material respects with such act and the rules and regulations thereunder, (2) believes that (except as to financial statements and schedules as to which such counsel need not express any belief and except for that part of the Registration Statement that constitutes the Form T-1 heretofore referred to) each part of the Registration Statement as amended if applicable when such part became effective or was incorporated by reference into the Registration Statement, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (3) is of the opinion that the Registration Statement and Prospectus, as amended or supplemented, if applicable (except as to financial statements and schedules included therein as to which such counsel need not express any opinion and except for that part of the Registration Statement that constitutes the Form T-1 heretofore referred to), comply as to form in all material respects with the Securities Act and the applicable rules and regulations thereunder and (4) believes that (except as to financial statements and schedules as to which such counsel need not express any belief and except for that part of the Registration Statement that constitutes the Form T-1 heretofore referred to) the Registration Statement and the Prospectus, as amended or supplemented, if applicable, as of the Commencement Date or the date of any agreement by an Agent to purchase the Notes as principal, as the case may be, and, as of the date such opinion is delivered, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

            In rendering such opinion, such counsel may qualify any opinion as to enforceability by stating that such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium and other similar laws affecting the rights and remedies of creditors and is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). Such counsel may rely, as to all matters governed by the laws of jurisdictions other than the State of New York, the General Corporation Law of the State of Delaware and the federal law of the United States, upon opinions of other counsel (copies of which shall be delivered to each Agent), who shall be counsel satisfactory to counsel to the Agents. Such counsel may also state that, insofar as such opinion involves factual matters, he has relied, to the extent he deems proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials. With respect to paragraph (J) in Section 4(b)(i) above, such counsel need not express any opinion as to the information included under the heading, if any, in the Registration Statement, Prospectus, or any amendments or supplements thereto, "Certain United States Federal Tax Consequences" and with respect to clauses (3) and (4) of (J) in Section 4(b)(i) above, such counsel may state that his opinion and belief are based upon his participation in the preparation of the Registration Statement and the Prospectus and any amendments or supplements thereto (other than the documents incorporated by reference) and upon review and discussion of the contents thereof (including documents incorporated by reference) but are without independent check or verification except as specified.

                        (ii) The opinion dated as of such date, of __________, special counsel for the Agents, covering the matters in paragraphs (D),
      (E) (F) and (H) (with respect to statements in the Prospectus under the captions "Description of Notes" and "Plan of Distribution"), and clauses
      (3) and (4) of paragraph (J) in Section 4(b)(i) above. In rendering such opinion, such counsel may qualify any opinion as to enforceability by stating that such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium and other similar laws affecting the rights and remedies of creditors and is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). With respect to clause (4) of paragraph
      (J) in Section 4(b)(i) above, such counsel may state its opinion in the negative and with respect to clauses (3) and (4) of paragraph (J), such counsel may state that its opinion and belief are based upon its participation in the preparation of the Registration Statement and the Prospectus and any amendments or supplements thereto (other than the documents incorporated by reference) and upon review and discussion of the contents thereof (including documents incorporated by reference) but are without independent check or verification except as specified.

                  (c) On the Commencement Date and, if called for by any agreement by any Agent to purchase Notes as principal, on the corresponding Settlement Date, the Company shall have furnished to each Agent a certificate, dated such Commencement Date or Settlement Date, as the case may be, signed by an executive officer of the Company to the effect that the representations and warranties of the Company contained herein are true and correct as of such date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or before such date.

            The officer signing and delivering such certificate may rely upon the best of his knowledge as to proceedings threatened.

                  (d) On the Commencement Date and, if called for by any agreement by any Agent to purchase Notes as principal, on the corresponding Settlement Date, the Company's independent public accountants shall have furnished to the relevant Agent a letter or letters, dated as of the Commencement Date or such Settlement Date, as the case may be, in form and substance reasonably satisfactory to each such Agent, containing statements and the information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Prospectus.

                  (e) On the Commencement Date and on each Settlement Date, the Company shall have furnished to the relevant Agents such appropriate further information, certificates and documents as they may reasonably request.

            5. Additional Agreements of the Company.

                  (a) Each time the Registration Statement or the Prospectus is amended or supplemented (other than by an amendment or supplement providing solely for a change in the interest rates, redemption provisions, amortization schedules or maturities offered on the Notes or for a change deemed immaterial in the reasonable opinion of the Agents), the Company will deliver or cause to be delivered forthwith to any Agent requesting it in writing, a certificate signed by an executive officer of the Company, dated the date of such amendment or supplement, as the case may be, in form reasonably satisfactory to each Agent, of the same tenor as the certificate referred to in Section 4(c) relating to the Registration Statement or the Prospectus as amended and supplemented to the time of delivery of such certificate.

                  (b) Each time the Company furnishes a certificate pursuant to
Section 5(a), the Company shall furnish or cause to be furnished forthwith to each Agent a written opinion of counsel for the Company. Any such opinion shall be dated the date of such amendment or supplement, as the case may be, shall be in a form reasonably satisfactory to each Agent and shall be of the same tenor as the opinion referred to in Section 4(b)(i), but modified to relate to the Registration Statement or the Prospectus as amended and supplemented to the time of delivery of such opinion. In lieu of such opinion, counsel last furnishing such an opinion to each Agent may furnish to such Agent a letter to the effect that such Agent may rely on such last opinion to the same extent as though it were dated the date of such letter (except that statements in such last opinion will be deemed to relate to the Registration Statement or the Prospectus as amended and supplemented to the time of delivery of such letter).

                  (c) Each time the Registration Statement or the Prospectus is amended or supplemented to set forth amended or supplemental financial information or such amended or supplemental information is incorporated by reference in the Registration Statement or the Prospectus, the Company shall cause its independent public accountants forthwith to furnish to any Agent requesting it in writing a letter, dated the date of such amendment or supplement, as the case may be, in form reasonably satisfactory to such Agent, of the same tenor as the letter referred to in Section 4(d), with regard to the amended or supplemental financial information included or incorporated by reference in the Registration Statement or the Prospectus as amended or supplemented to the date of such letter.

                  (d) In the event that the Company issues any Notes that are not exempt from the usury provisions of Section 1 of Article XV of the California Constitution ("California usury law"), the interest rate on such Notes shall bear interest at a rate or rates not exceeding that permitted under California usury law.

            6. Indemnification and Contribution.

                  (a) The Company agrees to indemnify and hold harmless each Agent, the officers, directors, employees and agents of such Agent, and each person, if any, who controls such Agent within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages or liabilities caused by any untrue statement or allegedly untrue statement of a material fact contained in the Registration Statement or in any amendment thereof or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made not misleading except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or alleged omission based upon information furnished to the Company in writing by or on behalf of such Agent expressly for use therein.

                  (b) Each Agent agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and any person who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to each such Agent, but only with reference to information relating to such Agent furnished in writing by such Agent expressly for use in the Registration Statement or the Prospectus or any amendments or supplements thereto.

                  (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either paragraph (a) or (b) above, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or
(ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be mutually agreed upon by the Agents who are parties to any such proceeding and designated in writing by each of the Agents included in any such proceeding after consultation with such other Agents who are parties to such proceeding, in the case of parties indemnified pursuant to paragraph (b) above and by the Company in the case of parties indemnified pursuant to paragraph (a) above. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for reasonable fees and expenses of counsel as contemplated by the third sentence of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

                  (d) If the indemnification provided for in paragraph (a) or
(b) of this Section 6 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein in connection with any offering of Notes, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Agent or Agents, as the case may be, on the other from the offering of the Notes for which the claim of indemnification or contribution, as the case may be, is made or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Agent or Agents, as the case may be, on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Agent or Agents, as the case may be, on the other in connection with the offering of the Notes for which the claim of indemnification or contribution, as the case may be, is made shall be deemed to be in the same respective proportions as the net proceeds from the offering of such Notes (before deducting expenses) received by the Company and the total discounts and commissions received by the Agents in respect thereof, in each case as set forth in the Prospectus, bear to the total aggregate public offering price of such Notes. The relative fault of the Company on the one hand and of the Agent or Agents, as the case may be, on the other shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Agents and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  (e) The Company and the Agents agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by pro rata allocation (even if the Agents were treated as one entity for such purpose) or by any other method of allocation which does not take account of the considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6, no Agent shall be required to contribute any amount in excess of the amount by which the total price at which the Notes offered and sold to the public for which the claim of indemnification or contribution, as the case may be, is made through such Agent exceeds the amount of any damages which such Agent has otherwise been required to pay by reason of such untrue or allegedly untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 6 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity. The Agents' obligations pursuant to
Section 6(d) hereof to contribute are several in proportion to the respective amounts of Notes sold with respect to which a claim for contribution is made, and not joint.

            7. Position of the Agents. In acting under this Agreement and in connection with the sale of any Notes by the Company (other than Notes sold to an Agent as principal), each Agent is acting solely as agent of the Company, and not as principal, and does not assume any obligation towards or relationship of agency or trust with any purchaser of Notes. Each Agent shall make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Notes has been solicited by such Agent and accepted by the Company, but such Agent shall not have any liability to the Company in the event any such purchase is not consummated for any reason. If the Company shall default in its obligations to deliver Notes to a purchaser whose offer it has accepted, the Company shall hold the relevant Agent harmless against any loss, claim, damage or liability arising from or as a result of such default and shall, in particular, pay to such Agent the commission such Agent would have received had such sale been consummated.

            8. Termination. This Agreement may be terminated at any time either by the Company or, as to any Agent, by the Company or such Agent upon the giving of written notice of such termination to the other parties hereto, but without prejudice to any rights, obligations or liabilities of any party hereto accrued or incurred prior to such termination. Any Terms Agreement shall be subject to termination in the absolute discretion of each Agent on the terms set forth therein. The termination of this Agreement shall not require termination of any agreement by an Agent to purchase Notes as principal, and the termination of any such agreement shall not require termination of this Agreement. If this Agreement is terminated, the provisions of the third paragraph of Section 2(a),
Section 2(e), the last two sentences of Section 3(b) and Sections 3(c) (only with respect to the Company's security holders), 3(g), 6, 7, 9, 11 and 14 shall survive; provided that if at the time of termination an offer to purchase Notes has been accepted by the Company but the time of delivery to the purchaser or its agent of such Notes has not occurred, the provisions of Sections 2(b), 2(c), 3(a), 3(e), 3(f), 3(h), 4 and 5 shall also survive with respect to such Notes until such delivery has been made. If any Terms Agreement is terminated, the provisions of Sections 3(c), 3(g), 6 and 9 and the last two sentences of Section 3(b) (which shall be deemed to have been incorporated by reference in such Terms Agreement) shall survive with respect to the Notes covered under such Terms Agreement.

            9. Representations and Indemnities to Survive. The respective indemnity and contribution agreements, representations, warranties and other statements of the Company, its officers and any of the Agents set forth in or made pursuant to this Agreement or any agreement by any Agent to purchase Notes as principal will remain in full force and effect, regardless of any investigation made by or on behalf of any of the Agents or the Company or any of the officers, directors or controlling persons referred to in
Section 6 hereof, and will survive delivery of and payment for the Notes.

            10. Notices. Unless a notice is expressly required to be given by telephone hereunder, all communications hereunder will be in writing and effective only on receipt, and, if sent to the Agents, will be mailed, delivered or telecopied and confirmed to Salomon Brothers Inc. at 7 World Trade Center, New York, New York 10048, Attention: Medium-Term Note Group (telecopy number:
(212) 783-2274); to Chase Securities Inc. at 270 Park Avenue, 8th Floor, New York, New York 10017-2070, Attention: Medium-Term Note Desk (telecopy number:
(212) 834- 6081); to Morgan Stanley & Co. Incorporated at 1585 Broadway, Second Floor, New York, New York 10036, Attention: Manager, Continuously Offered Products (telecopy number: (212) 761- 0783); and to Warburg Dillon Read at 677 Washington Boulevard, Stamford,CT 06901, Attention: Medium-Term note Group (telecopy number: (203) 719-0495; or, if sent to the Company, will be mailed, delivered or telecopied and confirmed to it at Four Embarcadero Center, San Francisco, California 94111, Attention: Treasurer (telecopy number: (415) 955-3493).

            11. Successors. This Agreement and any Terms Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in
Section 6 and the purchasers of Notes (to the extent expressly provided in Section 4), and no other person will have any right or obligation hereunder.

            12. Amendments. This Agreement may be amended or supplemented if, but only if, such amendment or supplement is in writing and is signed by the Company and each Agent; provided that the Company may from time to time, without the consent of any Agent, amend this Agreement to add as a party hereto one or more additional firms registered under the Exchange Act, whereupon each such firm shall become an Agent hereunder on the same terms and conditions as the other Agents that are parties hereto. The Agents shall sign any amendment or supplement giving effect to the addition of any such firm as an Agent under this Agreement.

            13. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

            14. Applicable Law. This Agreement will be governed by and construed in accordance with the internal laws of the State of New York applicable to a contract executed and performed in such State without giving effect to the conflicts of laws principles thereof.

            15. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

            If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Company and the Agents.

                                 Very truly yours,

                                 GATX CAPITAL CORPORATION

                                 By
                                    -----------------------------------------
                                    Name:  Michael E. Cromar
                                    Title: Vice President and Chief Financial
                                           Officer

The foregoing Agreement is hereby
confirmed and accepted as of the
date first above-written.


MORGAN STANLEY & CO. INCORPORATED

By
   ---------------------------------
   Name:
   Title:


SALOMON BROTHERS INC

By
   ---------------------------------
   Name:
   Title:


CHASE SECURITIES INC.

By
   ---------------------------------
   Name:
   Title:


WARBURG DILLON READ

By
   ---------------------------------
   Name:
   Title:

                                    EXHIBIT A

                           MEDIUM-TERM NOTES, SERIES F

                               COMMISSION SCHEDULE

               Term                                        Commission Rate
                                                                   %
From 9 months to less than 1 year                                .125

From 1 year to less than 18 months                               .150

From 18 months to less than 2 years                              .200

From 2 years to less than 3 years                                .250

From 3 years to less than 4 years                                .350

From 4 years to less than 5 years                                .450

From 5 years to less than 6 years                                .500

From 6 years to less than 7 years                                .550

From 7 years to less than 10 years                               .600

From 10 years to less than 15 years                              .625

From 15 years to less than 20 years                              .700

From 20 years to less than 30 years                              .750

                                    EXHIBIT B

                            GATX CAPITAL CORPORATION

                           MEDIUM-TERM NOTES, SERIES F

                                 TERMS AGREEMENT

                                                                __________, 19__

GATX Capital Corporation
Four Embarcadero Center
San Francisco, California 94111

Attention:

      Re: Distribution Agreement
          dated __________, 1999
          (the "Distribution Agreement")

The undersigned agrees to purchase the following principal amount of your Medium-Term Notes, Series F: $

                                     Fixed Rate            Floating Rate
            All Notes:                  Notes:                 Notes:

Purchase price:                     Interest rate:  Base rate:

Settlement date:                    Amortization    Index maturity:
                                    schedule:

Place of delivery:                                  Spread:

Maturity date:                                      Initial interest rates:

Interest payment dates:                             Initial interest reset date:

Original issue discount provisions:                 Interest reset dates:

Redemption provisions:                              Maximum rate:

Other terms:                                        Minimum rate:

                                                    Interest reset period:

                                                    Calculation agent:

            [The certificates referred to in Section 4(c) of the Distribution Agreement, the opinion of the general counsel for the Company referred to in
Section 4(b)(i) of the Distribution Agreement and the accountants' letter referred to in Section 4(d) of the Distribution Agreement will be required.] [The following information, certificates and documents referred to in Section 4(e) of the Distribution Agreement will be required _______________________.]

                                          [Name of Agent]

                                          By
                                             ---------------------------
                                             Name:
                                             Title:

Accepted:

GATX CAPITAL CORPORATION

By
   ---------------------------
   Name:
   Title:

                                    EXHIBIT C

                            GATX CAPITAL CORPORATION

                           Medium-Term Notes, Series F

                            Administrative Procedures

            Medium-Term Notes, Series F (the "Notes") in the aggregate principal amount of $500,000,000 are to be offered on a continuing basis by GATX Capital Corporation (the "Company"). Morgan Stanley & Co. Incorporated, Salomon Brothers Inc, Chase Securities Inc. and Warburg Dillon Read (the "Agents") have agreed to solicit purchases of the Notes, as agents for the Company, or to purchase Notes, as principal, for their own account. The Notes are being sold pursuant to a Distribution Agreement between the Company and the Agents dated __________, 1999 (the "Agreement"). The Notes have been registered with the Securities and Exchange Commission (the "Commission") and will be offered pursuant to a Prospectus relating to the Notes (the "Prospectus"). The Chase Manhattan Bank and Trust Company, N.A. (the "Trustee") is the trustee under the Indenture dated as of July 31, 1989, as supplemented and amended by the Supplemental Indentures dated as of December 18, 1991, January 2, 1996, and October 14, 1997, covering the Notes (the "Indenture"). Capitalized terms used but not defined herein shall have the respective meanings set forth in the Indenture and, if not defined therein, then such capitalized terms shall have the respective meanings set forth in the Notes (which in the case of Book Entry Notes (as defined below) shall be the related global Note).

            The Notes will either be issued (a) in book-entry form and represented by one or more global Notes delivered to the Trustee as custodian for The Depository Trust Company ("DTC") (or on behalf of such other depositary as is identified in the applicable Pricing Supplement, provided that such depositary shall execute a letter of representation and a Medium-Term Note, Series F certificate agreement with the Trustee with respect to the Notes), and recorded in the book-entry system maintained by DTC and registered in the name of DTC's nominee (each, a "Book-Entry Note"), or (b) in the form of a Certificate issued in definitive form (a "Certificated Note").

            Administrative procedures and specific terms of the offering are explained below. Owners of beneficial interests in Book-Entry Notes will be entitled to physical delivery of Certificated Notes equal in principal amount to their respective beneficial interests only upon certain limited circumstances described in the Prospectus.

            General procedures relating to the issuance of all Notes are set forth in Part I hereof. Additionally, Book-Entry Notes will be issued in accordance with the administrative procedures set forth in Part II hereof and Certificated Notes will be issued in accordance with the administrative procedures set forth in Part III hereof.

                  PART 1: GENERAL

Date of Issuance/                   Each Note will be dated as of the date of
Authentication:                     its authentication by the Trustee. Each Note
                                    shall also bear an original issue date (the
                                    "Original Issue Date"). The Original Issue
                                    Date shall remain the same for all Notes subsequently issued upon transfer, exchange or substitution of an original Note regardless of their dates of authentication.

Maturities:                         Each Note will mature on a date selected by
                                    the purchaser and agreed to by the Company which is not less than nine months nor more than thirty years from its Original Issue
                                    Date; provided, however, that Floating Rate
                                    Notes will bear interest pursuant to the interest rate formula stated therein and in the applicable Pricing Supplement and will mature on an Interest Payment Date.

Price To Public:                    Each Note will be sold at 100% of principal
                                    amount (unless otherwise agreed in a Terms
                                    Agreement as defined in the Distribution
                                    Agreement).

Interest Payments:                  Each payment of interest on Fixed Rate Notes
                                    will include interest accrued through the day preceding, as the case may be, the Interest Payment Date or Stated Maturity
                                    (each Stated Maturity is referred to herein as "Maturity"). Unless otherwise indicated in the applicable Pricing Supplement, interest payments on each Floating Rate Note
                                    (except in the case of Floating Rate Notes which reset daily or weekly) shall be the amount of interest accrued from, and including, the next preceding Interest
                                    Payment Date in respect of which interest has been paid (or from, and including, the date of original issue if no interest his been paid with respect to such Floating Rate
                                    Note) to, but excluding, the Interest
                                    Payment Date. In the case of Floating Rate
                                    Notes on which the interest is reset daily or weekly, however, the interest payments shall include interest accrued from, but excluding, the next preceding Regular Record
                                    Date in respect of which interest has been paid (or from, and including, the date of original issue if no interest has been paid with respect to such Floating Rate Note) to, and including, the Regular Record Date next preceding the applicable Interest Payment
                                    Date, except that the interest payment at Maturity will include interest accrued to, but excluding, such date.

Regular Record Dates:               Except as otherwise provided in the
                                    applicable Pricing Supplement, the Regular
                                    Record Date with respect to any Interest
                                    Payment Date for a Fixed Rate Note shall be the

                                    March 15 or September 15 preceding such
                                    Interest Payment Date. The Regular Record
                                    Date with respect to any Interest Payment
                                    Date for a Floating Rate Note shall be the date 15 calendar days (whether or not a Business Day) (as hereinafter defined) preceding such Interest Payment Date.

Interest Payment Dates:             Except as otherwise provided in the
                                    applicable Pricing Supplement, interest
                                    payments will be made on each payment date commencing with the first Interest Payment
                                    Date following the Original Issue Date;
                                    provided, however, the first payment of
                                    interest of any Note originally issued
                                    between a Regular Record Date and an
                                    Interest Payment Date will occur on the
                                    Interest Payment Date following the next succeeding Regular Record Date to the registered owner on such next succeeding
                                    Regular Record Date.

                                    If an Interest Payment Date with respect to any Note would otherwise fall on a day that is not a Business Day with respect to such Note, such Interest Payment Date will be the following day that is a Business Day with respect to such Note, except that, in the case of a LIBOR Note, if such day falls in the next calendar month, such Interest Payment Date will be the preceding day that is a Business Day with respect to such LIBOR Note.

Fixed Rate Notes:                   Except as otherwise provided in the
                                    applicable Pricing Supplement, interest
                                    payments on Fixed Rate Notes will be made semiannually on April 1 and October 1 of each year and at Maturity.

Floating Rate Notes:                Unless otherwise stated in the applicable
                                    Pricing Supplement, interest will be payable in the case of the Floating Rate Notes which reset daily, weekly or monthly, on the third
                                    Wednesday of each month or on the third
                                    Wednesday of March, June, September and
                                    December of each year; in the case of
                                    Floating Rate Notes which reset quarterly, on the third Wednesday of March, June, September and December of each year; in the case of Floating Rate Notes which reset semiannually, on the third Wednesday of the two months of each year specified in the Floating Rate Note; and in the case of Floating Rate Notes which reset annually, on the third Wednesday of the month specified in the Floating Rate Note and; in each case, at Maturity or, if applicable, upon redemption or optional repayment. For additional special provisions relating to
                                    Floating Rate Notes, see the Prospectus.

Calculation of Interest:            In the case of Fixed Rate Notes, interest
                                    (including payments for partial periods) will be calculated and paid on the basis of a 360-day year of twelve 30-day months. In the case of

                                    Floating Rate Notes, interest will be
                                    calculated and paid on the basis of the
                                    actual number of days in the interest period divided by 360 for Commercial Paper Rate Notes, Federal Funds Rate Notes, and LIBOR Notes, and on the basis of the actual number of days in the interest period divided by the actual number of days in the year for Treasury Rate Notes and on any other basis as set forth in the applicable Pricing Supplement. Floating Rate Notes will have daily, weekly, monthly, quarterly, biannual or annual resets of the rate of interest which will be specified in the applicable Pricing Supplement and in the applicable Note.

Acceptance of Offers:               The Company will have the sole right to
                                    accept offers to purchase Notes. Each Agent will communicate, orally or in writing, each reasonable offer to purchase Notes received by it. The Company may reject any offer in whole or in part and will promptly notify such Agent of any such rejection. Each Agent may without notice to the Company reject any offer received by it in whole or in part in its discretion reasonably exercised.

Preparation of Pricing              If any offer to purchase a Note is accepted
Supplements:                        by the Company, the Company, with the
                                    approval of the Agent which presented such offer (the Presenting Agent), will prepare a Pricing Supplement reflecting the terms of such Note and file such Pricing Supplement and the plan of distribution thereof (the
                                    "Supplemented Prospectus"), with the
                                    Commission in accordance with Rule 424 under the Securities Act. The Presenting Agent will cause a stickered Supplemented
                                    Prospectus to be delivered to the purchaser of the Note.

                                    In each instance that a Pricing Supplement is prepared, the Agents will affix the Pricing Supplement to Supplemented Prospectuses prior to their use. Outdated Pricing Supplements, and the Supplemented Prospectuses to which they are attached (other than those retained for files), will be destroyed.

Settlement:                         The receipt of immediately available funds
                                    by the Company in payment for a Note and the authentication and delivery of such Note shall, with respect to such Note, constitute
                                    "settlement." All offers accepted by the Company will be settled within three
                                    Business Days after the date of such
                                    acceptance by the Company at a time as the purchaser and the Company shall agree (but no earlier than the next Business Day) pursuant to the timetable for settlement set forth in Parts II and III hereof under "Settlement Procedures" with respect to
                                    Book- Entry Notes and Certificated Notes, respectively. If Settlement Procedures A and
                                    B with respect to a particular offer are not completed on or before the time set forth under the applicable "Settlement Procedures
                                    Timetable," such offer shall not be settled until the Business Day following the completion of Settlement Procedures A and B or such later date as the purchaser and the Company shall agree.

                                    In the event of a purchase of Notes by any Agent as principal, appropriate settlement details will be set forth in the applicable Terms Agreements to be entered into between such Agent and the Company pursuant to the Distribution Agreement.

                    PART II: PROCEDURES FOR BOOK-ENTRY NOTES

            In connection with the administration of Book-Entry Note procedures, the Trustee will perform the custodial, document control and administrative functions described below in accordance with its obligations under a Letter of Representations from the Company and the Trustee to DTC dated [January 19, 1996] (the "Letter of Representations") and its obligations as a participant in DTC, including DTC's Same-Day Funds Settlement System ("SDFS").

Issuance:                           All Fixed Rate Notes issued in book-entry
                                    form having the same Interest Rate, Original
                                    Issue Date, Maturity Date, Redemption Date and Prices, if any, Sinking Fund Dates and Accounts, if any, and Original Issue
                                    Discount features, if any (collectively, the "Fixed Rate Terms"), will be represented initially by a single Book-Entry Note and all Floating Rate Notes issued in book-entry form having the same Original Issue Date, base rate upon which interest may be determined (each an "Interest Rate Basis"), which may be the Commercial Paper Rate, the Federal Funds Date, the Treasury Rate, LIBOR or any other rate set forth by the Company, Initial Interest Rate, Index Maturity,
                                    Spread, if any, Minimum Interest Rate, if any, Maximum Interest Rate, if any, Redemption Dates and Prices, if any, Sinking
                                    Fund Dates and Amounts, if any, Original
                                    Issue Discount features, if any, Interest
                                    Reset Dates, Interest Payment Dates and
                                    Maturity (collectively, "Floating Rate
                                    Terms") will be represented initially by a single Book-Entry Note.

                                    Each Book-Entry Note will be dated and
                                    issued as of the date of its authentication by the Trustee. Each Book-Entry Note will bear an Interest Accrual Date, which will be
                                    (a) with respect to an original Book-Entry
                                    Note (or any portion thereof), its Original
                                    Issue Date and (b) with respect to any
                                    Book-Entry Note (or portion thereof) issued subsequently upon exchange of a Book-Entry Note or in lieu of a destroyed, lost or stolen Book-Entry Note, the most recent Interest Payment Date to which interest has been paid or duly provided for on the predecessor Book-Entry Note or Notes (or if no such payment or provision has been made, the Original Issue Date of the predecessor Book-Entry Note or Notes), regardless of the date of authentication of such subsequently issued Book-Entry Note. No Book-Entry Note shall represent any Note issued in certificated form.

Identification:                     The Company has arranged with the CUSIP
                                    Service Bureau of Standard & Poor's
                                    Corporation (the "CUSIP Service Bureau") for the reservation of approximately 900 CUSIP numbers which have been reserved for future assignment to Book-Entry Notes representing
                                    Notes issued in book-entry form and the
                                    Company has delivered to the Trustee and DTC an initial written list of 900 of such CUSIP numbers. The Company will assign CUSIP numbers to Book-Entry Notes as described below under Settlement Procedure B. DTC will notify the CUSIP Service Bureau periodically of the CUSIP numbers that the Company has assigned to Book-Entry Notes. The Trustee will notify the Company at any time when fewer than 100 of the reserved CUSIP numbers remain unassigned to Book-Entry Notes and, if it deems necessary, the Company will reserve additional CUSIP numbers for assignment to Book-Entry Notes representing
                                    Notes issued in book-entry form. Upon
                                    obtaining such additional CUSIP numbers, the Company will deliver a list of such additional numbers to the Trustee and DTC.

Registration:                       Each Book-Entry Note will be registered in
                                    the name of Cede & Co., as nominee for DTC, on the security register maintained by the Security Registrar under the Indenture. The beneficial owner of a Note issued in book-entry form (i.e., an owner of a beneficial interest in a Book-Entry Note)
                                    (or one or more indirect participants in DTC designated by such owner) will designate one or more participants in DTC (with respect to such Note issued in book-entry form, the "Participants") to act as agent for such beneficial owner in connection with the book-entry system maintained by DTC, and DTC will record in book-entry form in accordance with instructions provided by such
                                    Participants a credit balance with respect to such Note issued in book-entry form in the account of such Participants. The ownership interest of such beneficial owner in such Note issued in book-entry form will be recorded through the records of such Participants or through the separate record of such Participants and one or more indirect participants in DTC.

Transfers:                          Transfers of a Book-Entry Note will be
                                    accomplished by book entries made by DTC and, in turn, by Participants (and in certain cases one or more indirect participants in DTC) acting on behalf of beneficial transferors and transferees of such Book-Entry Note.

Exchanges:                          The Trustee may deliver to DTC and the CUSIP
                                    Service Bureau at any time a written notice specifying (a) the CUSIP numbers of two or more Book-Entry Notes Outstanding on such date that represent Book-Entry Notes having the same Fixed Rate Terms or Floating Rate
                                    Terms, as the case may be (other than
                                    Original Issue Dates), and for which
                                    interest has been paid to the same date; (b) a date, occurring at least 30 days after such written notice is delivered and at least 30 days before the next Interest
                                    Payment Date for the related Notes issued in book-entry form, on which such Book-Entry
                                    Notes shall be exchanged for a single
                                    replacement Book-Entry Note; and (c) a new
                                    CUSIP number, obtained from the Company, to be assigned to such replacement Book-Entry
                                    Note. Upon receipt of such a notice, DTC will send to its participants (including the Trustee) a written notice to the effect that such exchange will occur on such date. Prior to the specified exchange date, the Trustee will deliver to the CUSIP Service Bureau written notice setting forth such exchange date and the new CUSIP number and stating that, as of such exchange date, the CUSIP numbers of the Book-Entry Notes to be exchanged will no longer be valid. On the specified exchange date, the Trustee will exchange such Book-Entry Notes for a single
                                    Book-Entry Note bearing the new CUSIP number and the CUSIP numbers of the exchanged
                                    Book-Entry Notes will, in accordance with CUSIP Service Bureau procedures, be canceled and not immediately reassigned.
                                    Notwithstanding the foregoing, if the
                                    Book-Entry Notes to be exchanged exceed
                                    $200,000,000 in aggregate principal amount, one or more replacement Book-Entry Note(s) will be authenticated and issued, each to represent $200,000,000 of principal amount of the exchanged Book-Entry Notes and an additional Book-Entry Note or Notes will be authenticated and issued to represent any remaining principal amount of such
                                    Book-Entry Notes (see "Denominations"
                                    below).

Denominations:                      Book-Entry Notes will be issued in
                                    denominations of $100,000 and any larger denomination which is an integral multiple of $1,000. Book-Entry Notes will be denominated in principal amounts not in excess of $200,000,000. If one or more Notes issued in book-entry form having an aggregate principal amount in excess of $200,000,000 would but for the preceding sentence be represented by a single
                                    Book-Entry Note, then one Book-Entry Note will be issued to represent $200,000,000 principal amount of such Note or Notes issued in book-entry form and an additional
                                    Book-Entry Note or Notes will be issued to represent any remaining principal amount of such Note or Notes issued in book-entry form. In such a case, each of the Book-Entry Notes representing such Note or Notes issued in book-entry form shall be assigned the same
                                    CUSIP number.

Interest--General:                  Each payment of interest on each Book-Entry
                                    Note that is a Fixed Rate Note will include interest accrued through the day preceding, as the case may be, the Interest Payment
                                    Date or Maturity Date. Unless otherwise
                                    indicated in the applicable Pricing
                                    Supplement, interest payments on each
                                    Book-Entry Note that is a Floating Rate Note
                                    (except in the case of Floating Rate Notes which reset daily or weekly) shall be the amount of interest accrued from, and including, the next preceding Interest
                                    Payment Date in respect of which interest has been paid (or from, and including, the date of issue if no interest has been paid with respect to such Floating Rate Note) to, but excluding, the Interest Payment Date. In the case of Floating Rate Notes on which the interest is reset daily or weekly, however, the interest payments shall include interest accrued from, but excluding, the next preceding Regular Record Date in respect of which interest has been paid to, and including, the Regular Record Date next preceding the applicable Interest Payment
                                    Date, except that the interest payment at Maturity will include interest accrued to, but excluding, such date. Interest payable at Maturity of a Book-Entry Note will be payable to the Person to whom the principal of such Note is payable. DTC will arrange for each pending deposit message described under Settlement Procedure C below to be transmitted to Standard & Poor's
                                    Corporation, which will use the information in the message to include certain terms of the related Book-Entry Note in the appropriate daily bond report published by Standard & Poor's Corporation.

Notice of Interest Payments and     On the first Business Day of March, June,
Regular Record Dates:               September and December of each year, upon
                                    request by the Company, the Trustee will deliver to the Company and DTC a written list of Regular Record Dates and Interest
                                    Payment Dates that will occur during the six-month period beginning on such first
                                    Business Day with respect to Floating Rate
                                    Notes issued in book-entry form. Promptly after each Interest Determination Date or Calculation Date, if applicable (including the first initial Interest Determination
                                    Date) for Floating Rate Notes issued in
                                    book-entry form, the Trustee will notify
                                    Standard & Poor's Corporation of the
                                    interest rates determined on such Interest
                                    Determination Date or Calculation Date, if applicable.

Payments of Principal and           Promptly after each Regular Record Date, the
Interest--Payments of Interest      Trustee will deliver to the Company and DTC
Only:                               a written notice specifying by CUSIP number
                                    the amount of interest to be paid on each Book-Entry Note on the following Interest
                                    Payment Date (other than an Interest Payment
                                    Date coinciding with Maturity) and the total of such amounts. The Company will confirm with the Trustee and DTC the amount payable on each Book-Entry Note on such Interest
                                    Payment Date by reference to the daily bond reports published by Standard & Poor's
                                    Corporation. On such Interest Payment Date, the Company will pay to the Trustee, and the Trustee in turn will pay to DTC, such total amount of interest due (other than at Maturity), at the times and in the manner set forth below under "Manner of Payment."

Payments at Maturity:               On or about the first Business Day of each
                                    month, the Trustee will deliver to the
                                    Company and DTC a written list of principal, interest and premium, if any, to be paid on each Book-Entry Note maturing either at Stated Maturity or on a Redemption Date or on an optional repayment date (if any) in the following month. The Trustee, the Company and DTC will confirm the amounts of such principal and interest payments with respect to a Book-Entry Note on or about the fifth Business Day preceding the Maturity of such Book-Entry Note. At such Maturity, the
                                    Company will pay to the Trustee, and the Trustee in turn will pay to DTC, the principal amount of such Note, together with interest and premium, if any, due at such Maturity, at the times and in the manner set forth below under "Manner of Payment." If any Maturity of a Book-Entry Note is not a Business Day, the payment due on such day shall be made on the next succeeding
                                    Business Day and no interest shall accrue on such payment for the period from and after such Maturity. Promptly after payment to DTC of the principal, interest and premium, if any, due at the Maturity of any Book-Entry
                                    Note, the Trustee will cancel and destroy such Book-Entry Note and deliver to the Company a certificate of destruction with respect to each canceled Note.

Manner of Payment:                  The total amount of any principal, premium,
                                    if any, and interest due on Book-Entry Notes on any Interest Payment Date or at Maturity shall be paid by the Company to the Trustee in funds available for use by the Trustee as of 9:30 A.M., New York City time, on such date. The Company will make such payment on such Book-Entry Notes by instructing the Trustee to withdraw funds from an account maintained by the Company at the Trustee.
                                    The Company will confirm such instructions in writing to the Trustee. Prior to 10:00
                                    A.M. on each Maturity Date, the Trustee upon the withdrawal of such funds will pay by separate wire transfer (using Fedwire message entry instructions on a form previously specified by DTC) to an account at the Federal Reserve
                                    Bank of New York previously specified by DTC, in funds available for immediate use by DTC, each payment of interest, principal and premium, if any, due on a Book-Entry Note on such date. On each Interest Payment Date, interest payments shall be made to DTC in same day funds in accordance with existing arrangements between the Trustee and DTC.
                                    Thereafter, on such dates DTC will pay in accordance with its SDFS operating procedures then in effect such amounts in funds available for immediate use to the respective Participants in whose names such Notes are recorded in the book-entry system maintained by DTC.

                                    Neither the Company nor the Trustee shall have any responsibility or liability for the payment by DTC of the principal of, or interest on, the Book-Entry Notes to such Participants.

Withholding Taxes:                  The amount of any taxes required under
                                    applicable law to be withheld from any
                                    interest payment on a Note will be
                                    determined and withheld by the Participant, indirect participant in DTC or other Person responsible for forwarding payments and materials directly to the beneficial owner of such Note.

Acceptance and Rejection of         The Company shall have the sole right to
Offers:                             accept offers to purchase Notes from the
                                    Company and may reject any such offer in whole or in part. Each Agent shall promptly communicate to the Company, orally or in writing, each reasonable offer to purchase
                                    Book-Entry Notes from the Company received by it, other than those rejected by such Agent. The Agents shall have the right, in their discretion reasonably exercised, without notice to the Company, to reject any offer to purchase Notes in whole or in part.

Settlement Procedures:              Settlement Procedures with regard to each
                                    Note in book-entry form sold by the Company through any agent, as Agent, will be as follows:

                                    A.    The Agent will advise the Company by
                                          telephone of the following settlement
                                          information:

                                          1.    Taxpayer identification number
                                                of the purchaser.

                                          2.    Principal amount of the Note.

                                          3.    Fixed Rate Notes:

                                          (a)   Interest Rate

                                          (b)   Redemption Dates, if any, and
                                                redemption at whose option.

                                    4.    Floating Rate Notes:

                                          (a)   Interest Rate Basis
                                          (b)   Initial Interest Rate
                                          (c)   Spread, if any
                                          (d)   Interest Rate Reset Dates
                                          (e)   Interest Rate Reset Period
                                          (f)   Interest Payment Dates
                                          (g)   Interest Payment Period
                                          (h)   Index Maturity
                                          (i)   Calculation Agent
                                          (j)   Maximum Interest rate, if any
                                          (k)   Minimum Interest rate, if any
                                          (l)   Calculation Date
                                          (m)   Interest Determination Dates
                                          (n)   Redemption Dates, if any, and
                                                redemption at whose option
                                          (o)   Original Issue Discount
                                                features, if any
                                          (p)   Sinking Fund Dates and Amounts,
                                                if any

                                    5.    Price to public of the Note.

                                    6.    Trade date.

                                    7.    Settlement Date (Original Issue Date).

                                    8.    Maturity.

                                    9.    Net proceeds to the Company.

                                    10.   Agent's commission.

                              B.    The Company will advise the Trustee by
                                    telephone (confirmed in writing at any time on the same date) or by electronic transmission of the information set forth in the above settlement information. The Company will then assign a CUSIP number to the Book-Entry Note representing such Note and advise the Trustee of such number. Each such communication by the Company shall constitute a representation and warranty by the Company to the Trustee and the Agents that (i) such Note is then, and at the tine of issuance and sale thereof will be, duly authorized for issuance and sale by the Company, (ii) such Note, and the Book-Entry Note representing such Note, will conform with the terms of the Indenture and (iii) upon authentication and delivery of such Book-Entry Note, the aggregate initial offering price of all Notes issued in this connection under the Indenture will not exceed $182,000,000 (except for Book-Entry Notes represented by global Notes authenticated and delivered in exchange for or in lieu of global Note, pursuant to Sections 3.4, 3.5, 3.6, 9.6 and 11.7 of the
                                    Indenture and except for Certificated Notes authenticated and delivered upon registration of transfer of, in exchange for, or in lieu of, Certificated Notes pursuant to any of such Sections).

                              C. The Trustee will communicate to DTC and the Agent through DTC's Participant Terminal System a pending deposit message specifying the following settlement information:

                                    1.    The information set forth in Procedure
                                          A.

                                    2.    Identification as a Fixed Rate
                                          Book-Entry Note or Floating Rate
                                          Book-Entry Note.

                                    3.    Initial Interest Payment Date for such
                                          Note, number of days by which such
                                          date succeeds the related record date
                                          for DTC purposes (which shall be the
                                          Regular Record Date or, in the case of
                                          Floating Rate Notes which reset daily
                                          or weekly, the date which is five
                                          calendar days preceding the Interest
                                          Payment Date) and, if then calculable,
                                          the amount of interest payable on such
                                          Interest Payment Date (which amount
                                          shall have been confirmed by the
                                          Trustee).

                                    4.    CUSIP number of the Book-Entry Note
                                          representing such Note.

                                    5.    Whether such Book-Entry Note
                                          represents any other Notes issued or
                                          to be issued in book-entry form to the
                                          extent known at such time.

                              D. The Company will complete and deliver to the Trustee a Book-Entry Note representing such
                                    Note in a form that has been approved by the Company, the Agents and the Trustee.

                              E. The Trustee will authenticate the Book-Entry Note representing such Note.

                              F. DTC will credit such Note to the participant account of the Trustee maintained by DTC.

                              G. The Trustee will enter an SDFS deliver order through DTC's Participant Terminal System instructing DTC (i) to debit such Note to the Trustee's participant account and credit such Note to the participant account of the Presenting Agent maintained by DTC and (ii) to debit the settlement account of the Presenting Agent and credit the settlement account of the Trustee maintained by DTC, in an amount equal to the price of any Note less such Agent's commission. Any entry of such a deliver order shall be deemed to constitute a representation and warranty by the Trustee to DTC that the Book-Entry Note representing such Note has been executed and authenticated.

                              H. The Presenting Agent will enter an SDFS deliver order through DTC's Participant Terminal System instructing DTC (i) to debit such Note to the Presenting Agent's participant account and credit such Note to the participant account of the Participants maintained by DTC and (ii) to debit the settlement accounts of such Participants and credit the settlement account of the Presenting Agent maintained by DTC, in an amount equal to the initial public offering price of such Note.

                              I. Transfers of funds in accordance with SDFS dollar orders described in Settlement Procedures G and H will be settled in accordance with SDFS operating procedures in effect on the Settlement Date.

                              J. The Trustee, upon receipt of such funds, will credit to an account of the Company maintained at the Trustee funds available for immediate use in the amount transferred to the Trustee in accordance with Settlement Procedure G.

                              K. The Agent will confirm the purchase of such Note to the purchaser either by transmitting to the Participant with respect to such Note a confirmation order through DTC's Participant Terminal System or by mailing a written confirmation to such purchaser.

Settlement Procedures Timetable:    For orders of Notes accepted by the Company,
                                    Settlement Procedures "A" through "K" set forth above shall be completed as soon as possible but not later than the respective times (New York City time) set forth below:

                                    Settlement
                                    Procedure      Time
                                    A-B            11:00 A.M. on the trade date
                                    C              2:00 P.M. on the trade date
                                    D              3:00 P.M. on the Business Day
                                                   before Settlement Date
                                    E              4:00 A.M. on Settlement Date
                                    F              10:00 A.M. on Settlement Date

                                    Settlement
                                    Procedure      Time
                                    G-H            No later than 2:00 P.M. on
                                                   Settlement Date
                                    I              4:45 P.M. on Settlement Date
                                    J-K            5:00 P.M. on Settlement Date

                                    [If a sale is to be settled more than one
                                    Business Day after the trade date,
                                    Settlement Procedures A, B and C may, if necessary, be completed at any time prior to the specified times on the first Business Day after such trade date.] In connection with a sale which is to be settled more than one Business Day after the trade date, if the initial interest rate for a Floating Rate Note is not known at the time that Settlement Procedure A is completed, Settlement Procedures B and C shall be completed as soon as such rates have been determined, but no later than 11:00 A.M. and 2:00 P.M., New York City time, respectively, on the second Business Day before the Settlement Date. Settlement Procedure I is subject to extension in accordance with any extension of Fedwire closing deadlines and in the other events specified in the SDFS operating procedures in effect on the Settlement Date.

                                    If settlement of a Book-Entry Note is
                                    rescheduled or canceled, the Trustee, upon receipt of notice of such cancellation will deliver to DTC, through DTC's Participant Terminal System, a cancellation message to such effect by no later than 2:00 P.M., New York City time, on the Business Day immediately preceding the scheduled Settlement Date.

Failure to Settle:                  If the Trustee fails to enter an SDFS
                                    deliver order with respect to a Book-Entry
                                    Note pursuant to Procedure G, the Trustee may deliver to DTC, through DTC's
                                    Participant Terminal System, as soon as
                                    practicable a withdrawal message instructing
                                    DTC to debit such Note to the participant account of the Trustee maintained at DTC.
                                    DTC will process the withdrawal message, provided that such participant account contains a principal amount of the Book-Entry Note representing such Note that is at least equal to the principal amount to be debited. If withdrawal messages are processed with respect to all the Notes represented by a Book-Entry Note, the Trustee will cancel and destroy each Book-Entry Note and deliver to the Company a certificate of destruction with respect to each canceled Note. The CUSIP number assigned to such Book-Entry Note shall in accordance with CUSIP Service Bureau procedures, be canceled and not immediately reassigned. If withdrawal messages are processed with respect to a portion of the Notes represented by a Book-Entry Note, the Trustee will exchange such Book-Entry Note for two Book-Entry Notes, one of which shall represent the Book-Entry Notes for which withdrawal messages are processed and shall be canceled immediately after issuance, and the other of which shall represent the other
                                    Notes previously represented by the
                                    surrendered Book-Entry Note and shall bear the CUSIP number of the surrendered
                                    Book-Entry Note.

                                    If the purchase price for any Book-Entry
                                    Note is not timely paid to the Participants with respect to such Note by the beneficial purchaser thereof (or a person, including an indirect participant in DTC, acting on behalf of such purchaser), such Participants and, in turn, the related Agent may enter SDFS deliver orders through DTC's Participant Terminal System reversing the orders entered pursuant to Settlement Procedures G and H, respectively. Thereafter, the Trustee will deliver the withdrawal message and take the related actions described in the preceding paragraph. If such failure shall have occurred for any reason other than default by the applicable Agent to perform its obligations hereunder or under the Distribution Agreement, the Company will reimburse such Agent on an equitable basis for its loss of the use of funds during the period when the funds were credited to the account of the Company.

                                    Notwithstanding the foregoing, upon any
                                    failure to settle with respect to a
                                    Book-Entry Note, DTC may take any actions in accordance with its SDFS operating procedures then in effect.

                                    In the event of a failure to settle with respect to a Note that was to have been represented by a Book-Entry Note also representing other Notes, the Trustee will provide, in accordance with Settlement Procedures D and E, for the authentication and issuance of a Book-Entry Note representing such remaining Notes and will make appropriate entries in its records.

                   PART III: PROCEDURES FOR CERTIFICATED NOTES

Denominations:                      Certificated Notes will be issued in
                                    denominations of $100,000 and integral
                                    multiples thereof.

Registration:                       Certificated Notes will be issued only in
                                    fully registered form without coupons.

Transfers and Exchanges:            A Certificated Note may be presented for
                                    transfer or exchange at the corporate trust office of the Trustee.

Interest:                           Each Certificated Note will bear interest in
                                    accordance with its terms.

Payments of Principal and           Upon presentment and delivery of a
Interest:                           Certificated Note, the Trustee will pay the
                                    principal amount of such Note at Maturity and the final installment of interest in immediately available funds. All interest payments on a Certificated Note, other than interest due at Maturity, will be made by check drawn on the Trustee and mailed by the Trustee to the person entitled thereto as provided in such Note. Any payment of principal or interest required to be made on an Interest Payment Date or at Maturity of a Certificated Note which is not a Business
                                    Day need not be made on such day, but may be made on the next succeeding Business Day
                                    (except that, in the case of a LIBOR Note, if such day falls in the next calendar month, such Interest Payment Date will be the preceding day that is a Business Day with respect to such LIBOR Note) with the same force and effect as if made on the Interest Payment Date or at Maturity, as the case may be, and no interest shall accrue for the period from and after such Interest
                                    Payment Date or Maturity.

                                    The Trustee will provide monthly to the
                                    Company a list of the principal and interest to be paid on Certificated Notes maturing in the next succeeding month. The Trustee will be responsible for withholding taxes on interest paid as required by applicable law, but shall be relieved from any such responsibility if it acts in good faith and in reliance upon an opinion of counsel.

                                    Certificated Notes presented to the Trustee at Maturity for payment will be canceled by the Trustee. All such canceled Notes held by the Trustee shall be destroyed and the Trustee shall furnish to the Company a certificate with respect to such destruction.

Settlement Procedures:              Settlement Procedures with regard to each
                                    Certificated Note purchased through any
                                    Agent, as agent, shall be as follows:

                                    A.    The Presenting Agent will advise the
                                          Company by telephone of the following
                                          Settlement information with regard to
                                          each Certificated Note:

                                          1.    Exact name in which the Note is
                                                to be registered (the
                                                "Registered Owner").

                                          2.    Exact address or addresses of
                                                the Registered Owner for
                                                delivery, notices and payments
                                                of principal and interest.

                                          3.    Taxpayer identification number
                                                of the Registered Owner.

                                          4.    Principal amount of the Note.

                                          5.    Denomination of the Note.

                                          6.    Fixed Rate Notes:

                                                (a)   Interest Rate
                                                (b)   Redemption Dates, if any,
                                                      and redemption at whose
                                                      option

                                                Floating Rate Notes:

                                                (a)   Interest Rate Basis
                                                (b)   Initial Interest Rate
                                                (c)   Spread, if any
                                                (d)   Interest Rate Reset Dates
                                                (e)   Interest Rate Reset Period
                                                (f)   Interest Payment Dates
                                                (g)   Interest Payment Period
                                                (h)   Index Maturity
                                                (i)   Calculation Agent
                                                (j)   Maximum Interest Rates, if
                                                      any
                                                (k)   Minimum Interest Rates, if
                                                      any
                                                (l)   Redemption Dates, if any,
                                                      and redemption at whose
                                                      option
                                                (m)   Original Issue Discount
                                                      features, if any
                                                (n)   Sinking Fund Dates and
                                                      Amounts, if any

                                          7.    Price to public of the Note.

                                          8.    Settlement Date (Original Issue
                                                Date).

                                          9.    Maturity Date.

                                          10.   Net proceeds to the Company.

                                          11.   Agent's commission.

                                    B.    The Company shall provide to the
                                          Trustee, by telecopy or other mutually
                                          acceptable method, the above
                                          Settlement information received from
                                          the Agent and shall cause the Trustee
                                          to execute, authenticate and deliver
                                          the Notes. The Company also shall
                                          provide to the Trustee and the Agent a
                                          copy of the applicable Pricing
                                          Supplement.

                                    C.    The Trustee will complete the
                                          preprinted four-ply Note packet
                                          containing the following documents in
                                          forms approved by the Company, the
                                          Presenting Agent and the Trustee:

                                          1.    Note with Agent's customer
                                                confirmation.

                                          2.    Stub 1 -- for Trustee.

                                          3.    Stub 2 -- for Agent.

                                          4.    Stub 3 -- for the Company.

                                    D.    With respect to each trade, the
                                          Trustee will deliver the Notes and
                                          Stub 2 thereof to the Presenting Agent
                                          at the following applicable address:
                                          in the case of Morgan Stanley & Co.
                                          Incorporated, at 1585 Broadway, Second
                                          Floor, New York, New York 10036,
                                          Attention: Manager, Continuously
                                          Offered Products; and in the case of
                                          Salomon Brothers Inc., at 7 World
                                          Trade Center, New York, New York
                                          10048, Attention: Medium-Term Note
                                          Group; in the case of Chase Securities
                                          Inc., at 55 Water Street, Room 226,
                                          New York, New York 10017-2070,
                                          Attention: Windows 17 and 18; and in
                                          the case of Warburg Dillon Read, at
                                          677 Washington Boulevard, Stamford, CT
                                          06901, Attention: Randi Nielsen. The
                                          Trustee will keep Stub 1. The
                                          Presenting Agent will acknowledge
                                          receipt of the Note through a broker's
                                          receipt and will keep Stub 2. Delivery
                                          of the Note will be made only against
                                          such acknowledgment of receipt. Upon
                                          determination that the Note has been
                                          authorized, delivered and completed as
                                          aforementioned, the Presenting Agent
                                          will wire the net proceeds of the Note
                                          after deduction of its applicable
                                          commission to the Company pursuant to
                                          standard wire instructions given by
                                          the Company.

                                    E.    The Presenting Agent will deliver the
                                          Note (with confirmations), as well as
                                          a copy of the Prospectus and any
                                          applicable Pricing Supplement received
                                          from the Company, to the purchaser
                                          against payment in immediately
                                          available funds.

                                    F.    The Trustee will send Stub 3 to the
                                          Company.

Settlement Procedures Timetable:    For offers accepted by the Company,
                                    Settlement Procedures "A" through "F" set forth above shall be completed on or before the respective times set forth below:

                                    Settlement
                                    Procedure     Time

                                    A-B           3:00 P.M. on Business Day
                                                  prior to settlement
                                    C-D           2:15 P.M. on day of settlement
                                    E             3:00 P.M. on day of settlement
                                    F             5:00 P.M. on day of settlement

Failure to Settle:                  In the event that a purchaser of a
                                    Certificated Note from the Company shall either fail to accept delivery of or make payment for a Certificated Note on the date fixed for settlement, the Presenting Agent will forthwith notify the Trustee and the Company by telephone, confirmed in writing, and return the Certificated Note to the Trustee.

                                    The Trustee, upon receipt of the
                                    Certificated Note from the Agent, will
                                    immediately advise the Company and the
                                    Company will promptly arrange to credit the account of the Presenting Agent in an amount of immediately available funds equal to the amount previously paid by such Agent in settlement for the Certificated Note. Such credits will be made on the Settlement Date, if possible, and in any event not later than the Business Day following the Settlement Date; provided that the Company has received notice on the same day. If such failure shall have occurred for any reason other than failure by such Agent to perform its obligations hereunder or under the Distribution Agreement, the Company will reimburse such Agent on an equitable basis for its loss of the use of funds during the period when the funds were credited to the account of the Company. Immediately upon receipt of the Certificated Note in respect of which the failure occurred, the Trustee will cancel and destroy the Certificated Note, make appropriate entries in its records to reflect the fact that the Certificated Note was never issued, and accordingly notify the Company in writing.